Exhibit 21 - SUBSIDIARIES OF THE REGISTRANT MONARCH SERVICES, INC.


                                                                  Percent
                                                Jurisdiction     of Voting
                                                  in Which       Securities
NAME OF CORPORATION                             Incorporated       Owned
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Girls' Life, Inc.                                  Maryland         100%

Creampuffs, Inc.                                   Maryland         100%

Broken Windows, Inc.                               Maryland         100%

Girlslife.com, Inc.                                Maryland         100%

Girls' Life Plantation - Liquor License LLC        Maryland         100%

Girls' Life Plantation - Parcel LLC                Maryland         100%

Girls' Life Plantation - Restaurant LLC            Maryland         100%

Girls' Life Plantation - Plantation Mansion LLC    Maryland         100%